CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the use in this Registration Statement on Form S-3 of our report dated August 15, 1997 relating to the financial statements of Netter Digital Entertainment, Inc. as of June 30, 1997 and for each of the years in the two year period then ended.







                                /s/ Feldman Sherb Ehrlich & Co., P.C.
                                -------------------------------------
                                    Feldman Sherb Ehrlich & Co., P.C.
                                    Certified Public Accountants
                                    (Formerly Feldman Radin & Co., P.C.)



June 16, 1998
New York, New York